Exhibit  99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Reports
Net Income of $1.2 Million or $0.13 per Diluted Share for the Fourth Quarter
and $1.1 Million or $0.12 per Diluted Share for the Year Ended December 31, 2024

Renton, Washington – January 28, 2025 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended December 31, 2024, of $1.2 million, or $0.13 per diluted share, compared to a net loss of $608,000, or $(0.07) per diluted share, for the quarter ended September 30, 2024, and net income of $1.2 million, or $0.13 per diluted share, for the quarter ended December 31, 2023. For the twelve months ended December 31, 2024, the Company reported net income of $1.1 million, or $0.12 per diluted share, compared to net income of $6.3 million, or $0.69 per diluted share, for the year ended December 31, 2023.

The improved performance in the current quarter compared to the quarter ended September 30, 2024, was due primarily to a $1.3 million recapture of provision for credit losses. This compares to a provision for credit losses of $1.6 million in the prior quarter that mainly related to two participation loans to a single borrowing entity totaling approximately $6.0 million, where we were not the lead lender. During the quarter ended December 31, 2024, one of the two loans was paid in full and the borrower paid down the balance on the other loan using proceeds from the sale of another property. Subsequently, we received an updated appraisal of the property securing the remaining loan that confirmed a value sufficient to support the recapture of the previously allocated specific reserve for this loan.

“I am pleased to report that our net loans receivable increased $14.0 million in the quarter as our lending teams continue to focus on growing our loan portfolio. In addition, our credit quality remained strong, with only $842,000 in nonaccrual loans, representing 0.07% of our $1.16 billion total loan portfolio,” stated Joseph W. Kiley III, President and CEO.

“We continue to prepare for the closing of the sale of the Bank to Global Federal Credit Union (“Global”), as we await the final required approval from Global’s primary regulator, the National Credit Union Administration, before we can proceed towards closing the transaction,” concluded Kiley.

Highlights for the quarter and year ended December 31, 2024:
•	Net loans receivable totaled $1.14 billion at December 31, 2024, compared to $1.13 billion at September 30, 2024, and $1.18 billion at December 31, 2023.
•	Book value per common share was $17.50 at December 31, 2024, compared to $17.39 at September 30, 2024, and $17.61 at December 31, 2023.
•
The Bank’s Tier 1 leverage and total capital ratios were 11.2% and 16.7% at December 31, 2024, compared to 10.9% and 16.7% at September 30, 2024, and 10.2% and 16.2% at December 31, 2023, respectively.

•	Credit quality remained strong with nonaccrual loans totaling $842,000, or 0.07% of total loans at December 31, 2024.
•
A $1.3 million recapture of provision for credit losses was recorded in the current quarter, compared to a $1.6 million and no provision for credit losses recorded during the prior quarter and the same quarter a year ago, respectively. We recorded a $50,000 recapture of provision for credit losses for the year ended December 31, 2024, compared to a $208,000 recapture of provision for credit losses for the year ended December 31, 2023.

Deposits decreased $36.0 million to $1.13 billion at December 31, 2024, compared to $1.17 billion at September 30, 2024, and decreased $62.7 million compared to $1.19 billion at December 31, 2023. The decrease in deposits at December 31, 2024, compared to September 30, 2024, was due primarily to a $19.7 million decrease in noninterest-bearing demand deposits and a $15.5 million decrease in money market deposits. The decrease in deposits at December 31, 2024, from December 31, 2023, reflects declines in all deposit categories except for retail certificates of deposit which increased $91.8 million.
Federal Home Loan Bank (“FHLB”) advances totaled $110.0 million at December 31, 2024, compared to $100.0 million at September 30, 2024, and $125.0 million at December 31, 2023. Of the total FHLB advances at December 31, 2024, $100.0 million were tied to cash flow hedge agreements under which the Bank pays a fixed rate and receives a variable rate in return to assist in the Bank’s interest rate risk management efforts. These cash flow hedge agreements had a weighted average remaining term of 27.8 months and a weighted average fixed interest rate of 1.93% as of December 31, 2024. The average cost of borrowings was 2.35% for the quarter ended December 31, 2024, compared to 3.19% for the quarter ended September 30, 2024, and 2.40% for the quarter ended December 31, 2023.

The following table presents a breakdown of our total deposits (unaudited):

	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing demand	$80,772	$100,466	$100,899	$(19,694)	$(20,127)
Interest-bearing demand	56,957	55,506	56,968	1,451	(11)
Savings	16,277	17,031	18,886	(754)	(2,609)
Money market	480,520	495,978	529,411	(15,458)	(48,891)
Certificates of deposit, retail	448,974	447,474	357,153	1,500	91,821
Brokered deposits	47,900	50,900	130,790	(3,000)	(82,890)
Total deposits	$1,131,400	$1,167,355	$1,194,107	$(35,955)	$(62,707)

The following tables present an analysis of total deposits by branch office (unaudited):
December 31, 2024
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$26,242	$14,786	$10,197	$284,670	$309,858	$-	$645,753
Landing	3,245	1,359	170	7,958	14,965	-	27,697
Woodinville	1,738	3,168	620	8,834	11,511	-	25,871
Bothell	2,792	930	408	1,421	6,762	-	12,313
Crossroads	11,075	2,762	86	29,208	18,772	-	61,903
Kent	3,766	4,873	40	18,673	8,471	-	35,823
Kirkland	5,524	1,924	208	11,574	1,855	-	21,085
Issaquah	1,244	238	13	2,298	6,562	-	10,355
Total King County	55,626	30,040	11,742	364,636	378,756	-	840,800
Snohomish County
Mill Creek	3,184	3,496	342	16,135	12,487	-	35,644
Edmonds	7,316	8,542	338	16,482	13,003	-	45,681
Clearview	4,909	5,653	1,494	17,934	13,778	-	43,768
Lake Stevens	3,633	5,946	1,314	24,571	17,004	-	52,468
Smokey Point	2,544	1,800	1,032	36,950	9,619	-	51,945
Total Snohomish County	21,586	25,437	4,520	112,072	65,891	-	229,506
Pierce County
University Place	1,837	54	1	2,113	2,122	-	6,127
Gig Harbor	1,723	1,426	14	1,699	2,205	-	7,067
Total Pierce County	3,560	1,480	15	3,812	4,327	-	13,194

Brokered deposits	-	-	-	-	-	47,900	47,900

Total deposits	$80,772	$56,957	$16,277	$480,520	$448,974	$47,900	$1,131,400

September 30, 2024
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$29,388	$14,153	$10,654	$305,836	$315,721	$-	$675,752
Landing	3,442	1,660	237	8,348	12,733	-	26,420
Woodinville	1,968	2,234	959	8,852	11,522	-	25,535
Bothell	2,965	1,151	401	1,536	5,918	-	11,971
Crossroads	14,770	2,039	107	31,665	18,136	-	66,717
Kent	5,417	10,502	44	16,053	8,562	-	40,578
Kirkland	10,967	1,890	206	11,243	2,240	-	26,546
Issaquah	1,186	294	18	2,547	6,580	-	10,625
Total King County	70,103	33,923	12,626	386,080	381,412	-	884,144
Snohomish County
Mill Creek	3,990	2,171	384	14,628	10,312	-	31,485
Edmonds	9,254	6,831	330	18,549	13,281	-	48,245
Clearview	5,587	5,242	1,462	21,206	12,251	-	45,748
Lake Stevens	3,970	4,282	1,244	23,257	15,571	-	48,324
Smokey Point	2,994	1,664	969	29,353	11,387	-	46,367
Total Snohomish County	25,795	20,190	4,389	106,993	62,802	-	220,169
Pierce County
University Place	2,940	53	4	1,848	1,458	-	6,303
Gig Harbor	1,628	1,340	12	1,057	1,802	-	5,839
Total Pierce County	4,568	1,393	16	2,905	3,260	-	12,142

Brokered deposits	-	-	-	-	-	50,900	50,900

Total deposits	$100,466	$55,506	$17,031	$495,978	$447,474	$50,900	$1,167,355

Net loans receivable totaled $1.14 billion at December 31, 2024, compared to $1.13 billion at September 30, 2024, and $1.18 billion at December 31, 2023. The increase in the current quarter compared to the quarter ended September 30, 2024, was due to growth in non-residential commercial real estate, construction/land, consumer and one-to-four family residential loans, partially offset by declines in multifamily and business lending. The average balance of net loans receivable totaled $1.13 billion for both the quarters ended December 31, 2024, and September 30, 2024, compared to $1.17 billion for the quarter ended December 31, 2023. For the year ended December 31, 2024, the average balance of net loans receivable was $1.14 billion, compared to $1.17 billion for the year ended December 31, 2023.

The allowance for credit losses (“ACL”) represented 1.30% of total loans receivable at December 31, 2024, compared to 1.42% of total loans receivable at September 30, 2024, and 1.28% at December 31, 2023. The change in the ACL at December 31, 2024, compared to September 30, 2024, related primarily to activity on the single lending relationship discussed above.

Nonaccrual loans totaled $842,000 at December 31, 2024, compared to $853,000 at September 30, 2024, and $220,000 at December 31, 2023. There was no other real estate owned at December 31, 2024, September 30, 2024, or December 31, 2023.

Net interest income totaled $8.4 million for the quarter ended December 31, 2024, compared to $8.5 million for the quarter ended September 30, 2024, and $9.3 million for the quarter ended December 31, 2023. The decrease in the current quarter compared to the quarter ended September 30, 2024, was primarily due to declines in interest from earning assets, partially offset by declines in interest expense. For the year ended December 31, 2024, net interest income totaled $34.8 million, compared to $40.5 million for the year ended December 31, 2023, as total interest expense increased by $5.0 million and total interest income declined by $800,000.

Total interest income decreased $419,000 to $19.0 million for the quarter ended December 31, 2024, compared to $19.4 million for the quarter ended September 30, 2024, and decreased $1.3 million compared to $20.3 million for the quarter ended December 31, 2023. The decrease in total interest income during the current quarter compared to the prior quarter was primarily due to a $250,000 or 29.0% decline in interest income earned on interest-earning deposits held with banks. This decline resulted from a 54 basis point decrease in the average yield earned on these deposits, coupled with a $13.6 million reduction in their average balance. Additionally, interest income on loans, including fees, declined by $146,000 or 0.9%, primarily due to a $2.5 million decrease in the average balance of loans and, to a lesser extent, a four basis point decrease in the yield earned on loans. The decrease in total interest income during the current quarter compared to the comparable quarter in 2023 was primarily due to declines in interest income on loans, including fees, of $631,000, investments of $449,000, and interest-earning deposits with banks of $267,000, partially offset by an increase in dividends on FHLB stock of $56,000.

Yield on loans, the largest component of our interest-earning assets, declined to 5.82% during the recent quarter, compared to 5.86% and 5.83% for the quarters ended September 30, 2024, and December 31, 2023, respectively. The yield on investment securities for the current quarter was 4.29%, down slightly from 4.30% last quarter and up from 4.11% a year ago.

Total interest expense was $10.6 million for the quarter ended December 31, 2024, down from $11.0 million for both quarters ended September 30, 2024, and December 31, 2023. The decrease from the quarter ended September 30, 2024, was due to lower interest expense related to FHLB advances and other borrowings, which declined due to a decline in the average balance of FHLB advances and other borrowings, partially offset by higher interest expense on deposits driven by an increase in the average balance of interest-bearing deposits. The decrease from the quarter ended December 31, 2023, was due to lower interest expense on deposits and FHLB advances and other borrowings, primarily as a result of lower average balances of these liabilities.

Net interest margin was 2.50% for the quarter ended December 31, 2024, compared to 2.46% for the quarter ended September 30, 2024, and 2.54% for the quarter ended December 31, 2023. The increase in the net interest margin for the quarter ended December 31, 2024, compared to the prior quarter was primarily due to a decline in the average balance of total interest-earning assets, as net interest income was relatively unchanged during the periods. The decrease in the net interest margin for the quarter ended December 31, 2024, compared to the same quarter a year ago was primarily due to a decline in net interest income, which was partially offset by a decline in the average balance of total interest-earning assets. The net interest margin for the month of December 2024 was 2.55%.

Noninterest income for the quarter ended December 31, 2024, totaled $658,000, down from $677,000 for the quarter ended September 30, 2024, and up from $633,000 for the quarter ended December 31, 2023. The decrease compared to the quarter ended September 30, 2024, was primarily due to lower loan and deposit related fees and BOLI income, partially offset by an increase in wealth management revenue. Noninterest income remained nearly flat at $2.8 million for both the years ended December 31, 2024, and December 31, 2023, as increases in BOLI income, wealth management revenue and loan related fees in the current year were nearly entirely offset by decreases in deposit related fees and other noninterest income.

Noninterest expense totaled $8.9 million for the quarter ended December 31, 2024, compared to $8.5 million for the quarter ended September 30, 2024, and $8.4 million for the quarter ended December 31, 2023. The increase from the quarter ended September 30, 2024, was primarily due to a $860,000 increase in salaries and employee benefits due to 2025 merit increases implemented in December 2024, as well as year-end accruals related to incentive compensation, partially offset by decreases in nearly all other categories, most notably professional fees and other general and administrative expenses. Incentive compensation increased due to the project that modified certain loans that would have otherwise been ineligible for Global Federal Credit Union to hold on their balance sheet. The increase compared to the quarter ended December 31, 2023, was primarily due to a $644,000 increase in salaries and employee benefits and an $87,000 increase in data processing expenses, partially offset by decreases across other expense categories. Noninterest expense totaled $36.7 million for the year ended December 31, 2024, compared to $35.7 million for the year ended December 31, 2023. The year-over-year increase was primarily due to an increase in professional fees, data processing and salaries and employee benefits, partially offset by lower marketing and other general and administrative expenses and regulatory assessments.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 15 full-service banking offices. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, assumptions and statements about, among other things, our pending transaction with Global Federal Credit Union (“Global”) whereby Global, pursuant to the definitive purchase and assumption agreement (the “P&A Agreement”), will acquire substantially all of the assets and assume substantially all of the liabilities of the Bank, expectations of the business environment in which we operate, projections of future performance or financial items, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based on current management expectations and may, therefore, involve risks and uncertainties. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the parties to terminate the P&A Agreement; delays in completing the P&A Agreement; the failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the Global transaction, including the P&A Agreement, on a timely basis or at all; delays or other circumstances arising from the dissolution of the Bank and the Company following completion of the P&A Agreement; diversion of management’s attention from ongoing business operations and opportunities during the pending Global transaction; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Global transaction; adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a recession or slowed economic growth; changes in the interest rate environment, including increases or decreases in the Federal Reserve benchmark rate and duration at which such interest rate levels are maintained, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the impact of inflation and the current and future monetary policies of the Federal Reserve in response thereto; the effects of any federal government shutdown; increased competitive pressures, including repricing and competitors’ pricing initiatives, and their impact on our market position, loan, and deposit products; legislative and regulatory changes; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; effects of critical accounting policies and judgments, including the use of estimates in determining the fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the potential effects of new tariffs or changes to existing trade policies that could affect economic activity or specific industry sectors; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, civil unrest and other external events on our business; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

Assets	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Three Month Change	One Year Change

Cash on hand and in banks	$9,535	$8,423	$8,391	13.2%	13.6%
Interest-earning deposits with banks	36,182	72,884	22,138	(50.4)	63.4
Investments available-for-sale, at fair value	151,642	156,609	207,915	(3.2)	(27.1)
Investments held-to-maturity, at amortized cost	2,468	2,462	2,456	0.2	0.5
Loans receivable, net of allowance of $15,066, $16,265 and $15,306, respectively	1,140,186	1,126,146	1,175,925	1.2	(3.0)
Federal Home Loan Bank ("FHLB") stock, at cost	5,853	5,403	6,527	8.3	(10.3)
Accrued interest receivable	6,108	6,638	7,359	(8.0)	(17.0)
Deferred tax assets, net	2,582	2,690	2,648	(4.0)	(2.5)
Premises and equipment, net	18,166	18,584	19,667	(2.2)	(7.6)
Bank owned life insurance ("BOLI"), net	38,950	38,661	37,653	0.7	3.4
Prepaid expenses and other assets	9,676	8,898	10,478	8.7	(7.7)
Right of use asset ("ROU"), net	2,357	2,473	2,617	(4.7)	(9.9)
Goodwill	889	889	889	0.0	0.0
Core deposit intangible, net	295	326	419	(9.5)	(29.6)
Total assets	$1,424,889	$1,451,086	$1,505,082	(1.8)	(5.3)

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$80,772	$100,466	$100,899	(19.6)	(19.9)
Interest-bearing deposits	1,050,628	1,066,889	1,093,208	(1.5)	(3.9)
Total deposits	1,131,400	1,167,355	1,194,107	(3.1)	(5.3)
FHLB advances	110,000	100,000	125,000	10.0	(12.0)
Advance payments from borrowers for taxes and insurance	2,873	5,211	2,952	(44.9)	(2.7)
Lease liability, net	2,550	2,673	2,806	(4.6)	(9.1)
Accrued interest payable	526	294	2,739	78.9	(80.8)
Other liabilities	15,985	15,340	15,818	4.2	1.1
Total liabilities	1,263,334	1,290,873	1,343,422	(2.1)	(6.0)

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	-	-	-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding 9,230,010 shares at December 31, 2024, 9,213,969 shares at September 30, 2024, and 9,179,510 shares at December 31, 2023	93	92	92	1.1	1.1
Additional paid-in capital	72,823	72,916	73,035	(0.1)	(0.3)
Retained earnings	94,892	93,692	96,206	1.3	(1.4)
Accumulated other comprehensive loss, net of tax	(6,253)	(6,487)	(7,673)	(3.6)	(18.5)
Total stockholders' equity	161,555	160,213	161,660	0.8	(0.1)
Total liabilities and stockholders' equity	$1,424,889	$1,451,086	$1,505,082	(1.8)%	(5.3)%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended
	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Three Month Change	One Year Change
Interest income
Loans, including fees	$16,512	$16,658	$17,143	(0.9)%	(3.7)%
Investments	1,694	1,744	2,143	(2.9)	(21.0)
Interest-earning deposits with banks	613	863	880	(29.0)	(30.3)
Dividends on FHLB Stock	177	150	121	18.0	46.3
Total interest income	18,996	19,415	20,287	(2.2)	(6.4)
Interest expense
Deposits	9,956	9,748	10,281	2.1	(3.2)
FHLB advances and other borrowings	600	1,213	731	(50.5)	(17.9)
Total interest expense	10,556	10,961	11,012	(3.7)	(4.1)
Net interest income	8,440	8,454	9,275	(0.2)	(9.0)
(Recapture of provision) provision for credit losses	(1,250)	1,575	-	(179.4)	n/a
Net interest income after (recapture of provision) provision for credit losses	9,690	6,879	9,275	40.9	4.5

Noninterest income
BOLI income	289	295	255	(2.0)	13.3
Wealth management revenue	88	42	60	109.5	46.7
Deposit related fees	226	236	234	(4.2)	(3.4)
Loan related fees	44	96	60	(54.2)	(26.7)
Other	11	8	24	37.5	(54.2)
Total noninterest income	658	677	633	(2.8)	3.9

Noninterest expense
Salaries and employee benefits	5,466	4,606	4,822	18.7	13.4
Occupancy and equipment	1,154	1,183	1,231	(2.5)	(6.3)
Professional fees	377	585	431	(35.6)	(12.5)
Data processing	805	838	718	(3.9)	12.1
Regulatory assessments	160	165	196	(3.0)	(18.4)
Insurance and bond premiums	114	113	113	0.9	0.9
Marketing	24	46	70	(47.8)	(65.7)
Other general and administrative	834	952	858	(12.4)	(2.8)
Total noninterest expense	8,934	8,488	8,439	5.3	5.9
Income before federal income tax provision (benefit)	1,414	(932)	1,469	(251.7)	(3.7)
Federal income tax provision (benefit)	214	(324)	275	(166.0)	(22.2)
Net income (loss)	$1,200	$(608)	$1,194	(297.4)%	0.5%

Basic earnings (loss) per share	$0.13	$(0.07)	$0.13
Diluted earnings (loss) per share	$0.13	$(0.07)	$0.13
Weighted average number of common shares outstanding	9,220,593	9,190,146	9,151,892
Weighted average number of diluted shares outstanding	9,238,565	9,190,146	9,176,724

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except per share data)
(Unaudited)

	Year Ended December 31,
	2024	2023	One Year Change
Interest income
Loans, including fees	$66,941	$66,938	0.0%
Investments	7,388	8,474	(12.8)
Interest-earning deposits with banks	2,444	2,261	8.1
Dividends on FHLB Stock	597	485	23.1
Total interest income	77,370	78,158	(1.0)
Interest expense
Deposits	39,117	34,407	13.7
FHLB advances and other borrowings	3,490	3,208	8.8
Total interest expense	42,607	37,615	13.3
Net interest income	34,763	40,543	(14.3)
Recapture of provision for credit losses	(50)	(208)	(76.0)
Net interest income after recapture of provision for credit losses	34,813	40,751	(14.6)

Noninterest income
BOLI	1,245	1,081	15.2
Wealth management revenue	279	253	10.3
Deposit accounts related fees	923	956	(3.5)
Loan related fees	296	275	7.6
Other	53	208	(74.5)
Total noninterest income	2,796	2,773	0.8

Noninterest expense
Salaries and employee benefits	20,652	20,366	1.4
Occupancy and equipment	4,789	4,748	0.9
Professional fees	3,011	2,288	31.6
Data processing	3,285	2,857	15.0
Regulatory assessments	662	763	(13.2)
Insurance and bond premiums	477	468	1.9
Marketing	179	343	(47.8)
Other general and administrative	3,638	3,833	(5.1)
Total noninterest expense	36,693	35,666	2.9
Income before federal income tax (benefit) provision	916	7,858	(88.3)
Federal income tax (benefit) provision	(156)	1,553	(110.0)
Net income	$1,072	$6,305	(83.0)%

Basic earnings per share	$0.12	$0.69
Diluted earnings per share	$0.12	$0.69
Weighted average number of common shares outstanding	9,183,900	9,126,209
Weighted average number of diluted shares outstanding	9,238,016	9,152,617

The following table presents a breakdown of the loan portfolio (unaudited):
	December 31, 2024		September 30, 2024		December 31, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Multifamily	$126,303	10.9%	$132,811	11.6%	$138,149	11.6%
Total multifamily residential	126,303	10.9	132,811	11.6	138,149	11.6

Non-residential:
Retail	110,787	9.6	118,840	10.4	124,172	10.4
Office	73,306	6.3	73,778	6.5	72,778	6.1
Hotel / motel	72,434	6.3	54,716	4.8	63,597	5.3
Storage	32,229	2.8	32,443	2.8	33,033	2.8
Mobile home park	22,701	2.0	22,443	2.0	21,701	1.8
Warehouse	23,363	2.0	18,743	1.6	19,218	1.6
Nursing Home	9,713	0.8	11,407	1.0	11,610	1.0
Other non-residential	29,865	2.5	30,719	2.7	31,750	2.6
Total non-residential	374,398	32.3	363,089	31.8	377,859	31.6

Construction/land:
One-to-four family residential	49,674	4.3	42,846	3.8	47,149	4.0
Multifamily	7,884	0.7	7,227	0.6	4,004	0.3
Land development	9,582	0.8	10,148	0.8	9,771	0.8
Total construction/land	67,140	5.8	60,221	5.2	60,924	5.1

One-to-four family residential:
Permanent owner occupied	284,650	24.7	279,744	24.5	284,471	23.9
Permanent non-owner occupied	217,420	18.8	221,127	19.4	228,752	19.2
Total one-to-four family residential	502,070	43.5	500,871	43.9	513,223	43.1

Business
Aircraft	-	0.0	-	0.0	1,945	0.1
Small Business Administration ("SBA")	1,729	0.2	1,745	0.2	1,794	0.3
Paycheck Protection Plan ("PPP")	159	0.0	238	0.0	473	0.0
Other business	10,247	0.9	12,416	1.1	24,869	2.1
Total business	12,135	1.1	14,399	1.3	29,081	2.5

Consumer
Classic, collectible and other auto	59,580	5.2	58,085	5.1	58,618	5.0
Other consumer	13,626	1.2	12,935	1.1	13,377	1.1
Total consumer	73,206	6.4	71,020	6.2	71,995	6.1

Total loans	1,155,252	100.0%	1,142,411	100.0%	1,191,231	100.0%
Less:
ACL	15,066		16,265		15,306
Loans receivable, net	$1,140,186		$1,126,146		$1,175,925

Concentrations of credit: (1)
Construction loans as % of total capital	40.5%		36.8%		38.3%
Total non-owner occupied commercial real estate as % of total capital	300.8%		296.2%		316.8%
 (1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2024	2024	2024	2024	2023
	(Dollars in thousands, except per share data)
Performance Ratios: (1)
Return on assets	0.33%	(0.17)%	0.43%	(0.29)%	0.31%
Return on equity	2.96	(1.50)	3.88	(2.67)	2.97
Dividend payout ratio	0.00	0.00	76.47	(108.33)	100.00
Equity-to-assets ratio	11.34	11.04	11.10	10.91	10.74
Tangible equity ratio (2)	11.26	10.97	11.02	10.83	10.66
Net interest margin	2.50	2.46	2.66	2.55	2.54
Average interest-earning assets to average interest- bearing liabilities	116.51	116.46	117.01	116.40	115.84
Efficiency ratio	98.20	92.96	82.35	116.97	85.17
Noninterest expense as a percent of average total assets	2.49	2.32	2.21	3.05	2.18
Book value per common share	$17.50	$17.39	$17.51	$17.46	$17.61
Tangible book value per share (2)	17.37	17.26	17.37	17.32	17.47

Capital Ratios: (3)
Tier 1 leverage ratio	11.16%	10.86%	10.91%	10.41%	10.18%
Common equity tier 1 capital ratio	15.40	15.43	15.39	14.98	14.90
Tier 1 capital ratio	15.40	15.43	15.39	14.98	14.90
Total capital ratio	16.65	16.68	16.64	16.24	16.15

Asset Quality Ratios: (4)
Nonaccrual loans as a percent of total loans	0.07%	0.07%	0.41%	0.02%	0.02%
Nonaccrual loans as a percent of total assets	0.06	0.06	0.32	0.01	0.01
ACL as a percent of total loans	1.30	1.42	1.29	1.30	1.28
Net charge-offs to average loans receivable, net	(0.00)	0.00	0.00	0.00	0.00

Allowance for Credit Losses:
ACL - loans
Beginning balance	$16,265	$14,796	$14,996	$15,306	$15,306
(Recapture of provision) provision for credit losses	(1,200)	1,500	(200)	(300)	-
Charge-offs	-	(31)	-	(10)	-
Recoveries	1	-	-	-	-
Ending balance	$15,066	$16,265	$14,796	$14,996	$15,306

Allowance for unfunded commitments
Beginning balance	$639	$564	$564	$439	$439
(Recapture of provision) provision for credit losses	(50)	75	-	125	-
Ending balance	$589	$639	$564	$564	$439

(Recapture of provision) provision for credit losses
ACL - loans	$(1,200)	$1,500	$(200)	$(300)	$-
Allowance for unfunded commitments	(50)	75	-	125	-
Total	$(1,250)	$1,575	$(200)	$(175)	$-
(1) Performance ratios are calculated on an annualized basis.
(2) Non-GAAP financial measures. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(3) Capital ratios are for First Financial Northwest Bank only.
(4) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2024	2024	2024	2024	2023
	(Dollars in thousands)
Yields and Costs: (1)
Yield on loans	5.82%	5.86%	5.93%	5.88%	5.83%
Yield on investments	4.29	4.30	4.38	4.11	4.11
Yield on interest-earning deposits	4.73	5.27	5.25	5.28	5.32
Yield on FHLB stock	12.87	7.73	8.63	7.79	7.29
Yield on interest-earning assets	5.63%	5.66%	5.73%	5.62%	5.56%

Cost of interest-bearing deposits	3.77%	3.80%	3.71%	3.69%	3.62%
Cost of borrowings	2.35	3.19	2.64	2.65	2.40
Cost of interest-bearing liabilities	3.64%	3.72%	3.59%	3.58%	3.50%

Cost of total deposits (2)	3.46%	3.47%	3.38%	3.38%	3.31%
Cost of funds (2)	3.37	3.44	3.30	3.31	3.23

Average Balances:
Loans	$1,129,019	$1,131,473	$1,139,017	$1,160,156	$1,167,339
Investments	156,975	161,232	173,102	202,106	206,837
Interest-earning deposits	51,518	65,149	36,959	37,032	65,680
FHLB stock	5,471	7,719	6,714	6,554	6,584
Total interest-earning assets	$1,342,983	$1,365,573	$1,355,792	$1,405,848	$1,446,440

Interest-bearing deposits	$1,051,201	$1,021,041	$1,029,608	$1,082,168	$1,127,690
Borrowings	101,522	151,478	129,126	125,604	120,978
Total interest-bearing liabilities	1,152,723	1,172,519	1,158,734	1,207,772	1,248,668
Noninterest-bearing deposits	93,331	96,003	101,196	99,173	102,869
Total deposits and borrowings	$1,246,054	$1,268,522	$1,259,930	$1,306,945	$1,351,537

Average assets	$1,429,788	$1,453,431	$1,446,207	$1,495,753	$1,538,955
Average stockholders' equity	161,093	161,569	161,057	161,823	159,659
(1) Yields and costs are annualized.
(2) Includes noninterest-bearing deposits.
(3) Includes total borrowings and deposits (including noninterest-bearing deposits).

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Year Ended December 31,
	2024	2023	2022	2021	2020
		(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	0.07%	0.41%	0.91%	0.86%	0.63%
Return on equity	0.66	3.93	8.34	7.65	5.50
Dividend payout ratio	216.67	75.36	32.65	33.59	45.45
Equity-to-assets ratio	11.34	10.74	10.67	11.07	11.26
Tangible equity ratio (1)	11.26	10.66	10.58	10.97	11.15
Net interest margin	2.54	2.82	3.54	3.35	3.15
Average interest-earning assets to average interest-bearing liabilities	116.59	116.69	119.18	118.59	115.62
Efficiency ratio	97.69	82.34	69.04	68.32	72.39
Noninterest expense as a percent of average total assets	2.52	2.33	2.44	2.35	2.39
Book value per common share	$17.50	$17.61	$17.57	$17.30	$16.05
Tangible book value per share (1)	17.37	17.47	17.41	17.13	15.88

Capital Ratios: (2)
Tier 1 leverage ratio	11.16%	10.18%	10.31%	10.34%	10.29%
Common equity tier 1 capital ratio	15.40	14.90	14.37	14.23	14.32
Tier 1 capital ratio	15.40	14.90	14.37	14.23	14.32
Total capital ratio	16.65	16.15	15.62	15.48	15.57

Asset Quality Ratios: (3)
Nonaccrual loans as a percent of total loans	0.07%	0.02%	0.02%	0.00%	0.19%
Nonaccrual loans as a percent of total assets	0.06	0.01	0.01	0.00	0.18
ACL as a percent of total loans	1.30	1.28	1.29	1.40	1.36
Net charge-offs (recoveries) to average loans receivable, net	0.00	0.00	0.00	(0.02)	(0.00)

ACL - loans
Beginning balance	$15,306	$15,227	$15,657	$15,174	$13,218
Beginning balance adjustment from adoption of Topic 326	-	500	-	-	-
(Recapture of provision) provision for credit losses	(200)	(400)	(400)	300	1,900
Charge-offs	(41)	(22)	(37)	-	(2)
Recoveries	1	1	7	183	58
Ending balance	$15,066	$15,306	$15,227	$15,657	$15,174

Allowance for unfunded commitments
Beginning balance	$439	$247	$281	$351	$428
Provision (recapture of provision) for credit losses	150	192	(34)	(70)	(77)
Ending balance	$589	$439	$247	$281	$351

(Recapture of provision) provision for credit losses
ACL - loans	$(200)	$(400)	$(400)	$300	$1,900
Allowance for unfunded commitments	150	192	(34)	(70)	(77)
Total	$(50)	$(208)	$(434)	$230	$1,823
(1) Non-GAAP financial measures. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(2) Capital ratios are for First Financial Northwest Bank only.
(3) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Year Ended December 31,
	2024	2023	2022	2021	2020
	(Dollars in thousands)
Yields and Costs:
Yield on loans	5.87%	5.71%	4.69%	4.57%	4.69%
Yield on investments	4.26	3.97	2.77	1.83	2.39
Yield on interest-earning deposits	5.12	5.06	1.28	0.12	0.21
Yield on FHLB stock	9.03	7.07	5.08	5.29	4.85
Yield on interest-earning assets	5.66%	5.44%	4.33%	4.01%	4.36%

Cost of deposits	3.74%	3.12%	0.87%	0.71%	1.42%
Cost of borrowings	2.75	2.52	1.70	1.39	1.31
Cost of interest-bearing liabilities	3.63%	3.05%	0.95%	0.78%	1.41%

Cost of interest-bearing deposits	3.42%	2.83%	0.77%	0.64%	1.32%
Cost of funds	3.35	2.80	0.86	0.71	1.32

Average Balances:
Loans	$1,139,864	$1,172,569	$1,128,835	$1,098,772	$1,120,889
Investments	173,276	213,261	203,165	176,110	133,584
Interest-earning deposits	47,723	44,684	30,176	60,482	25,108
FHLB stock	6,614	6,857	6,256	6,271	6,600
Total interest-earning assets	$1,367,477	$1,437,371	$1,368,432	$1,341,635	$1,286,181

Interest-bearing deposits	$1,045,950	$1,104,510	$1,034,351	$1,015,852	$987,069
Borrowings	126,931	127,263	113,890	115,466	125,392
Total interest-bearing liabilities	1,172,881	1,231,773	1,148,241	1,131,318	1,112,461
Noninterest-bearing deposits	97,411	109,795	125,166	112,484	75,388
Total deposits and borrowings	$1,270,292	$1,341,568	$1,273,407	$1,243,802	$1,187,849

Average assets	$1,456,215	$1,529,511	$1,455,739	$1,421,476	$1,361,604
Average stockholders' equity	161,385	160,428	158,685	160,041	155,587

Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles (“GAAP”) utilized in the United States, this earnings release contains non-GAAP financial measures that include tangible equity, tangible assets, tangible book value per share, and the tangible equity-to-assets ratio. The Company believes that these non-GAAP financial measures and ratios as presented are useful for both investors and management to understand the effects of goodwill and core deposit intangible, net and provides an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following tables provide a reconciliation between the GAAP and non-GAAP measures:

	Quarter Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(Dollars in thousands, except per share data)

Tangible equity to tangible assets and tangible book value per share:

Total stockholders' equity (GAAP)	$161,555	$160,213	$160,693	$160,183	$161,660
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	295	326	357	388	419
Tangible equity (Non-GAAP)	$160,371	$158,998	$159,447	$158,906	$160,352

Total assets (GAAP)	$1,424,889	$1,451,086	$1,447,753	$1,468,350	$1,505,082
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	295	326	357	388	419
Tangible assets (Non-GAAP)	$1,423,705	$1,449,871	$1,446,507	$1,467,073	$1,503,774

Common shares outstanding at period end	9,230,010	9,213,969	9,179,825	9,174,425	9,179,510

Equity-to-assets ratio (GAAP)	11.34%	11.04%	11.10%	10.91%	10.74%
Tangible equity-to-tangible assets ratio (Non‑GAAP)	11.26	10.97	11.02	10.83	10.66
Book value per common share (GAAP)	$17.50	$17.39	$17.51	$17.46	$17.61
Tangible book value per share (Non-GAAP)	17.37	17.26	17.37	17.32	17.47

Non-GAAP Financial Measures (continued)

	Year Ended December 31,
	2024	2023	2022	2021	2020
	(Dollars in thousands, except per share data)

Tangible equity to tangible assets and tangible book value per share:

Total stockholders' equity (GAAP)	$161,555	$161,660	$160,360	$157,879	$156,302
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	295	419	548	684	824
Tangible equity (Non-GAAP)	$160,371	$160,352	$158,923	$156,306	$154,589

Total assets (GAAP)	1,424,889	1,505,082	1,502,916	1,426,329	1,387,669
Less:
Goodwill	889	889	889	889	889
	295	419	548	684	824
Tangible assets (Non-GAAP)	$1,423,705	$1,503,774	$1,501,479	$1,424,756	$1,385,956

Common shares outstanding at period end	9,230,010	9,179,510	9,127,595	9,125,759	9,736,875

Equity-to-assets ratio (GAAP)	11.34%	10.74%	10.67%	11.07%	11.26%
Tangible equity ratio (Non-GAAP)	11.26	10.66	10.58	10.97	11.15
Book value per common share (GAAP)	$17.50	$17.61	$17.57	$17.30	$16.05
Tangible book value per share (Non-GAAP)	17.37	17.47	17.41	17.13	15.88